Exhibit 10.12

Exclusive Technical Consulting and Management Service Agreement

This Exclusive Technical Consulting and Management Service Agreement (hereinafter referred to as “this Agreement”) was entered into by the following two parties on May 20, 2019:

(1)

Guangzhou Tiya Information Technology Co., Ltd., a company with limited liability duly incorporated and validly subsisting under the laws of the People’s Republic of China (hereinafter referred to as “PRC”) (solely funded by Taiwan, Hong Kong or Macao legal person), whose registered address is B085, Room 401, No. 194 Hehui Street, Tianhe Road North, Tianhe District, Guangzhou City (hereinafter referred to as “Party A”); and

(2)

Guangzhou Zhiya Network Technology Co., Ltd., a company with limited liability duly incorporated and validly subsisting under the PRC laws, whose registered address is self-numbered 3-10B-2B, No. 309 Huangpu Avenue Middle, Tianhe District, Guangzhou City (hereinafter referred to as “Party B”).

Whereas:

1.

Party A is a company with limited liability duly incorporated and validly subsisting in the PRC (solely funded by Taiwan, Hong Kong or Macao legal person) and engaged in information system integration services, information technology consulting services, software product development and production, data processing and storage services, research and development of network technologies, computer technology development, technical services, IoT technology research and development.

2.

The two parties agree that Party A shall be the exclusive provider of technical consulting and management services to Party B, and Party B agrees to accept the technical consulting and services provided by Party A.

Therefore, Party A and Party B arrive at the following agreement upon negotiation:

1.	Exclusive technical consulting and management services

1.1

Party B agrees that during the validity period of this Agreement, Party A shall provide Party B with the technical consulting and management services set out in Annex I hereto as the exclusive provider of technical consulting and relevant management services to Party B. Party B also agrees that unless with Party A’s prior written consent, within the validity period of this Agreement, Party B shall not accept any technical consulting and relevant management services provided by any third party in relation to the aforesaid business.

1.2

During the validity period of this Agreement, Party B shall, after confirming the technical support required to be provided by Party A, submit the request to Party A within a reasonable period, and Party A shall, after receipt of such request, complete the required technical work within the period agreed upon by the two parties and submit the completed technical support to Party B in a manner agreed upon by the two parties.

1.3

Party A shall be exclusively and solely entitled to the intellectual property rights arising from the performance of this Agreement, including but not limited to any technology and software, regardless of whether it is independently developed by Party A or developed by Party B based on Party A’s intellectual property rights or by Party A based on Party B’s intellectual property rights, and Party B shall not make any claims against Party A for any rights, ownership, interests and intellectual property rights.

1.4

If Party A’s development is based on Party B’s intellectual property rights, Party B shall warrant that such intellectual property rights are free from any defects; otherwise, Party B shall be liable for any losses of Party A arising therefrom.

2.	Calculation and payment of technical consulting and service fees

2.1

Service fees: The two parties agree that Party A shall provide Party B with the services specified herein within the validity period of this Agreement, and the service fees payable by Party B shall be determined and paid in a manner specified in Annex II Calculation and Payment Methods for Service Fees.

2.2

Party A shall be entitled to appoint its employees or CPAs from the PRC or any other country (hereinafter referred to as “Party A’s authorized representatives”) to verify Party B’s accounts for the purpose of reviewing the calculation method and amount of the service fees, provided that it is solely liable for the audit fees. Accordingly, Party B shall provide Party A’s authorized representatives with the documents, accounts, records and data, etc. required by Party A’s authorized representatives to facilitate the review of Party B’s accounts and determination of the amount of services fees by Party A’s authorized representatives. The amount of services fees shall be subject to the amount determined by Party A’s authorized representatives. Party A shall be entitled to issue a fee note to Party B at any time after its authorized representatives issue the audit report, requiring Party B to pay the outstanding service fees. Party B shall make such payment within seven workdays after receipt of the fee note.

3.	Representations and warranties

3.1	Party A hereby represents and warrants as follows:

3.1.1	Party A is a company duly registered and lawfully subsisting under the PRC laws with healthy operating records.

3.1.2	Party A’s services do not run counter to any governing laws, regulations or governmental policies.

3.1.3

Party A’s signing and performance of this Agreement is within its corporate capacity and the scope of its business operations. Party A has taken necessary corporate actions, has been given with due powers, and will not violate any restrictions in the laws and contracts that are binding or have influence thereupon. This Agreement shall, upon signing, constitute Party A’s legal, valid and binding obligations and shall be enforceable against Party A in accordance with the terms hereof.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a company duly registered and lawfully subsisting under the PRC laws with healthy operating records.

3.2.2

Party B’s signing and performance of this Agreement is within its corporate capacity and the scope of its business operations. Party B has taken necessary corporate actions, has been given with due powers, and will not violate any restrictions in the laws and contracts that are binding or have influence thereupon. This Agreement shall, upon signing, constitute Party B’s legal, valid and binding obligations and shall be enforceable against Party B in accordance with the terms hereof.

4.	Intellectual property rights and confidentiality

4.1

Party B agrees that it shall make every effort possible to keep confidential Party A’s secret data and information (hereinafter referred to as “confidential information”) by various reasonable measures; and moreover, Party B shall, upon Party A’s request, return to Party A or destroy any documents, data or software containing confidential information, delete any confidential information from any relevant memory devices, and stop using such confidential information. Without Party A’s written consent, Party B shall not disclose, give or transfer such confidential information to any third party.

4.2

Confidential information refers to any forms of business secrets, proprietary information and other data and information belonging to Party A or its customers, clients, consultants, sub-licensees or affiliated enterprises and held by Party A in a confidential manner. Confidential information includes but is not limited to computer software, Party A’s online catalogue, business plans and ideas, product development, invention, service design, creative design, pictures, texts, audios, videos, multimedia information, customer data, market information, financial information, scientific information as well as any and all intellectual property rights or industrial property rights owned by Party A, and also includes other information deemed or taken as confidential by Party A or any of its customers, clients, consultants, sub-licensees or affiliated enterprises. Notwithstanding the above provisions, confidential information does not include the information that the associated companies disclose to the public in an unrestricted manner or that becomes widely known to the public for other reason.

4.3	The two parties agree that these terms shall survive any change to, and rescission or termination of this Agreement.

4.4	Party B promises that it shall compensate Party A for any economic losses arising from its breach of the aforesaid terms.

5.	Compensations

5.1

Unless otherwise specified herein, Party B shall be deemed as having breached this Agreement if it fails to fully perform, or suspends performance of its obligations hereunder and does not take any corrective actions within 30 days after receipt of the notice from the other party, or its representations and warranties are not true.

5.2

Party B shall be completely liable for any compensation claim made by any person due to Party B’s failure to follow Party A’s instructions, or Party B’s misuse of Party A’s intellectual property rights or improper technical operations. If Party B finds any person using Party A’s intellectual property rights without legal authorization, Party B shall immediately notify Party A and provide cooperation for any actions taken by Party A.

5.3

Party A shall compensate Party B for and hold Party B harmless from any resulting losses, damages, obligations and expenses from any lawsuits, claims or other requirements against Party B arising from or caused by the service contents provided by Party A.

5.4

Party B shall compensate Party A for and hold Party A harmless from any resulting losses, damages, obligations and expenses from any lawsuits, claims or other requirements against Party A arising from or caused by the request contents proposed by Party B.

5.5

If Party B fails to duly pay Party A the service fees as per the time and method agreed upon by the two parties, Party B shall pay Party A a forfeit equivalent to 0.05% of the outstanding amount set out in the Annex II Calculation and Payment Methods for Service Fees for each day of delay.

6.	Entry into force

6.1

This Agreement shall be signed and entered into force on the date of agreement first written above. The term of this Agreement shall be 10 years, unless Party A rescinds this Agreement prematurely. If, before expiry of this Agreement, Party A proposes relevant requirement, the two parties to this Agreement shall extend the validity period of this Agreement as required by Party A to continue performing this Agreement, or sign a separate exclusive technical consulting and management service agreement upon Party A’s requirement.

6.2

This Agreement and Annexes thereof and transaction documents are complete agreements concluded by respective parties for the agreed matters to supersede any oral or written exchange opinions or suggestions previously made by respective parties.

7.	Termination

7.1

Within the validity period of this Agreement, Party B shall not prematurely terminate this Agreement; otherwise, Party B shall compensate Party A for all the losses arising therefrom and pay relevant service fees for the completed services. Party A shall be entitled to terminate this Agreement at any time with a 30 days’ prior written notice to Party B.

7.2	Terms after termination: After termination of this Agreement, the rights and obligations of the two parties under Articles 4, 5 and 8 shall remain valid.

8.	Governing laws and settlement of disputes

8.1	The execution, effectiveness, interpretation and performance of this Agreement shall be governed by the PRC laws.

8.2

Any disputes between the two parties on the interpretation and performance of terms hereunder shall be settled by the two parties through good faith negotiation. Should the negotiation fail, either party may refer such dispute to the Guangzhou Arbitration Commission for arbitration in accordance with the prevailing arbitration rules. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding on the two parties.

9.	Force majeure

9.1

If the performance of this Agreement is delayed or hindered due to any “force majeure”, the party affected by the force majeure is not required to bear any liability hereunder only for the part whose performance is delayed or hindered. “Force majeure” refers to any events which are beyond the reasonable control of either party and are still inevitable with the reasonable attention of the affected party, including but not limited to government act, natural force, fire, explosion, geographical change, windstorm, flood, earthquake, tide, lightning or war. However, inadequate credit, funds or financing shall not be deemed as events beyond the reasonable control of either party. Either party seeking exemption from performing the responsibilities under this Agreement or any terms hereof due to the impact of “force majeure” shall notify the other party of such exemption from responsibilities and the steps to be taken to complete the performance of such responsibilities as soon as possible.

9.2

Either party affected by the force majeure is not required to bear any liability hereunder in this regard, but only when the affected party makes every reasonable and practicable effort to perform this Agreement may the party seeking exemption from responsibilities be exempted from performing such responsibilities only to the extent of the performance delayed or hindered. Once the causes for such exemption from responsibilities are corrected and remedied, the parties agree to make utmost efforts to restore the performance of this Agreement.

10.	Transfer of this Agreement

10.1	Party B shall not transfer its due rights and obligations hereunder to any third party, unless with Party A’s prior written consent.

10.2

Party A may transfer its due rights and obligations hereunder to its affiliated enterprises. For the purpose of this Agreement, the aforesaid affiliated enterprises refer to the enterprises controlled by or controlling Party A, or simultaneously under the control of a third party together with Party A. For the purpose of this Article, control refers to the influence that an enterprise has to directly or indirectly determine and/or control the business management of another enterprise, regardless of whether such influence is formed by holding the equity in the controlled enterprise or by the agreement with the controlled enterprise. Party A shall notify Party B in writing of the aforesaid transfer at least 20 days in advance.

11.	Severability of this Agreement

If any terms hereunder disagree with relevant laws and therefore become invalid or unenforceable, such terms shall be deemed as invalid within the jurisdiction of relevant laws and shall not affect the legal force of other terms hereof.

12.	Amendment and supplement to this Agreement

The two parties may make amendments, supplements and extensions to this Agreement in the form of written agreement. Relevant amended and supplementary agreements of this Agreement duly signed by the two parties shall constitute an integral part of this Agreement and shall have the same legal force as this Agreement.

13.	This Agreement shall be executed in two counterparts with equal legal force, with one held by either party.

In view of this, the two parties have prompted their authorized representatives to execute this Agreement on the date first written above.

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[This page, containing no text, is the signature page]

Party A

Guangzhou Tiya Information Technology Co., Ltd. (Seal)

/s/ Seal of Guangzhou Tiya Information Technology Co., Ltd.

Signature:	/s/ Li Zelong
Name:	Li Zelong
Position:	Legal representative

Party B

Guangzhou Zhiya Network Technology Co., Ltd. (Seal)

/s/ Seal of Guangzhou Zhiya Network Technology Co., Ltd.

Signature:	/s/ Ding Ning
Name:	Ding Ning
Position:	Legal representative

[Signature Page of Exclusive Technical Consulting and Management Service Agreement]

Annex I

Technical Consulting and Service Content Agreement

Annex II

Calculation and Payment Methods for Service Fees